INDEMNITY

TO:

WILLIAM H.C. CHANG

In consideration of your acting as a Director of CHINA VENTURES INC., a Company amalgamated under the laws of British Columbia, the undersigned hereby agrees to indemnify you and save you harmless from and against any liabilities (other than those arising out of fraud on your part), costs, charges and expenses that you may sustain or incur in respect of any action, suit or proceeding that is commenced against you or in respect of any claim which is made against you for or in respect of or in any way related to or arising out of your position as a Director of the Company referred to above.

This Indemnity shall enure to the benefit of your heirs, executors, administrators and other legal personal representatives and shall be binding upon the undersigned and its successors.

IN WITNESS WHEREOF the undersigned has executed this Indemnity this 25th day of September, 2000.

CHINA VENTURES INC.

Per: “signed”_______________

Chengfeng Zhou

Per: “signed”_______________

Ronald C. Shon

INDEMNITY

TO:

CHENGFENG ZHOU

In consideration of your acting as a Director and Officer of Copper Mountain Mines Ltd., a Company incorporated under the laws of British Columbia, the undersigned hereby agrees to indemnify you and save you harmless from and against any liabilities (other than those arising out of fraud on your part), costs, charges and expenses that you may sustain or incur in respect of any action, suit or proceeding that is commenced against you or in respect of any claim which is made against you for or in respect of or in any way related to or arising out of your position as a Director and Officer of the Company referred to above.

This Indemnity shall enure to the benefit of your heirs, executors, administrators and other legal personal representatives and shall be binding upon the undersigned and its successors.

IN WITNESS WHEREOF the undersigned has executed this Indemnity the 17th day of April, 2000.

COPPER MOUNTAIN MINES LTD.

Per: “signed”____________________

Authorized Signatory

INDEMNITY

TO:RONALD C. SHON

In consideration of your acting as Director of Copper Mountain Mines Ltd., a Company incorporated under the laws of British Columbia, the undersigned hereby agrees to indemnify you and save you harmless from and against any liabilities (other than those arising out of fraud on your part), costs, charges and expenses that you may sustain or incur in respect of any action, suit or proceeding that is commenced against you or in respect of any claim which is made against you for or in respect of or in any way related to or arising out of your position as a Director of the Company referred to above.

This Indemnity shall enure to the benefit of your heirs, executors, administrators and other legal personal representatives and shall be binding upon the undersigned and its successors.

IN WITNESS WHEREOF the undersigned has executed this Indemnity the 17th day of April, 2000.

COPPER MOUNTAIN MINES LTD.

Per: “signed”____________________

Authorized Signatory